UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 17, 2017

Date of Report (date of earliest event reported)

MODEL N, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35840	77-0528806
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Seaport Boulevard, Suite 400

Pacific Shores Center – Building 6

Redwood City, California 94063

(Address of principal executive offices) (Zip Code)

(650) 610-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Model N, Inc. held its Annual Meeting of Stockholders on February 17, 2017 at Model N, Inc., located at 1600 Seaport Blvd., Suite 400, Pacific Shores Center – Building 6, Redwood City, California. At the annual meeting, our stockholders voted on two proposals, each of which is described in more detail in our definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 4, 2017. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for or against each matter and the number of abstentions, if applicable, and broker non-votes with respect to each matter.

Our stockholders voted on the following items at the annual meeting:

1.	To elect two Class I directors to serve until the 2020 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to earlier resignation or removal; and

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2017.

Both nominees for director were elected to serve until the 2020 annual meeting of stockholders and until their successors are elected and qualified, subject to earlier resignation or removal. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes	Percentage of
				Votes in Favor
Tim Adams	14,319,866	1,241,431	4,406,694	92.02%
David Bonnette	14,367,970	1,193,327	4,406,694	92.33%

Stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm our fiscal year ending September 30, 2017. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of
				Votes in Favor
19,900,431	25,180	42,380	--	99.66%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODEL N, INC.

Date: February 23, 2017	By:	/s/ Mark Tisdel
Mark Tisdel Senior Vice President, Chief Financial Officer